Exhibit 3.1

05/19/05 THU 11:51 FAX 949482911 KINKOS/SAN CLEMENTE 002 Submit the Original and One True Copy (831,115) $40.00 SECRETARY OF STATE CORPORATE DIVISION 158 12th Street NE Salem, OR 97310 THIS SPACE FOR OFFICE USE ONLY FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF OREGON AUG 29 1989 Registry Numbers 170073-86 (Office Use Only) ARTICLES OF INCORPORATION BUSINESS CORPORATION PLEASE TYPE OR PRINT LEGIBLY IN BLACKL INK CORPORATION DIVISION Article 1: Name of the corporation: Sunburst Resources, Inc. Note: The name must contain the word “Corporation,” “Company,” “Incorporated,” or “Limited” or an abbreviation of one of such words. Article 2: Number of shares the corporation will have authority to issue: 10,000,000 Class or classes which will receive the net assets upon dissolution: Class A (Common) and Class B (Preferred) Article 3: Name of the initial registered agent: Mark DeSomer Address of initial registered office (Must be street address in Oregon which is identical to the registered agent’s business office): 3397 S.W. 178th Street, Aloha, OREGON 97006 Street and Number City Zip Code Mailing address of registered agent (if different from the registered office): Street and Number or PO Box City State Zip Code Article 4: Address wherew the Division may mail notices: (C/O:) (Attn:) Mark DeSomer 3397 S.W. 178th Street, Aloha, Oregon 97006 Street & Number or PO Box City State Zip Code Article 5: Name and address of each incorporator: Mark DeSomer 3397 S.W. 178th Street Aloha, Oregon 97006 Article 6: Name and address of each director(optional): BC-1 (5/88) 831.115 ($40.00) Page 1 of 2 Office Use Only VOID IF ALTERED OR ERASED VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED

05/19/05 THU 11:52 FAX 9494982811 KINKOS/SAN CLEMENTE 003 BUSINESS CORPORATION’S ARTICLES OF INCORPORATION Page 2 Name of corporation: Sunburst Resources, Inc. Article 7: Other optional provisions (attach additional sheets, if necessary): Execution: /s/ Mark W. DeSomer Mark W. DeSomer INCORPORATOR Signature Printed Name Title Signature Printed Name INCORPORATOR Title Person to contact about this filing: Jack Oswald, Esq. (503) 626-7917 Name Daytime Phone Number Submit the original and the true copy to the Corporation Division, 158 12th Street, NE, Salem, Oregon 97310, with the fee of $30.00 and the surcharge of $10.00 – total $40.00. PLEASE DO NOT SEND CASH. If you have questions, call (503) 378-4166. BC-1 (5/88) Page 2 of 2 VOID IF ALTERED OR ERASED VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED